EXHIBIT (24)






                 CONSENT OF INDEPENDENT ACCOUNTANTS


We   hereby  consent  to  the  incorporation  by  reference  in   the
Registration Statements on Form S-8 (Nos. 33-9238, 2-64667 and 33-34807 which also serves as a Post-Effective Amendment to Form S-8 No. 2-67598) and to the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-52713, 33-56635 and 33-54539 which also serves as a Post-Effective Amendment to Form S-3 No. 33-35308) of The Empire District Electric Company of our report dated January 16, 1995, appearing on Page 19 of this Form 10-K.




PRICE WATERHOUSE LLP

St. Louis, Missouri
                                                    February 24, 1995